Exhibit 99.1

PRESS RELEASE

Partners Bancorp Unit Virginia Partners Bank Announces Key Promotion and Hires, Expansion into Lucrative Greater Washington Market.

Fredericksburg, VA, December 7, 2020 – Virginia Partners Bank (the “Bank”) and its parent company, Partners Bancorp (NASDAQ: PTRS), announced today a key promotion and two key hires.

Wallace N. King, Sr., Executive Vice President and Senior Loan Officer, has been promoted to Market President for the Greater Fredericksburg and Maryland regions, which covers commercial and retail banking in the Bank’s Fredericksburg, Virginia and La Plata and Annapolis, Maryland offices. Mr. King is a co-founder of the Bank and serves on the Bank’s board of directors.

David A. Talebian joins the Bank as President, and Adam G. Nalls joins the Bank as Executive Vice President and Chief Operating Officer. Messrs. Talebian and Nalls will lead the Bank’s expansion into the Greater Washington and Northern Virginia markets, a geography in which both have substantial experience. Their focus will be on government contracting and healthcare (medical, dental, and veterinary), along with other operating businesses with revenues from $1 million to $100 million. They will join the Bank’s executive management team. Prior to joining the Bank, both had been at Atlantic Union Bank. However, the bulk of their careers were at Access National Bank, which Atlantic Union Bank acquired in February, 2019. Mr. Talebian began his career at Access National Bank in 2007. Mr. Nalls joined Access National Bank in 2009, having previously worked at Provident Bank and PNC Bank. The Bank anticipates opening a full service branch in the Greater Washington area in 2021.

“We have had our eye on Greater Washington for quite a while,” said Lloyd B. Harrison, III, Chief Executive Officer of the Bank and of Partners Bancorp. “Mr. Talebian and Mr. Nalls bring the right mix of experience and contacts to lead what we expect to be a significant driver of balance sheet growth for the Bank over the next few years. Partners Bancorp raised just over $18 million in subordinated debt earlier this year, which should help provide more than sufficient capital to fund meaningful loan growth. In addition, Mr. Talebian and Mr. Nalls complete the next generation for our executive management team. With their background in community banking, they are dynamic additions to our company.”

Mr. Harrison previously served as President and Chief Executive Officer of the Bank, and will continue on as Chief Executive Officer of the Bank and Partners Bancorp.

About Partners Bancorp

Partners Bancorp is the holding company for The Bank of Delmarva and Virginia Partners Bank. The Bank of Delmarva commenced operations in 1896. The Bank of Delmarva’s main office is in Seaford, Delaware and it conducts full service commercial banking through eleven branch locations in Maryland and Delaware, and three branches, operating under the name Liberty Bell Bank, in the South Jersey/Philadelphia metro market. The Bank of Delmarva focuses on serving its local communities, knowing its customers and providing superior customer service. Virginia Partners Bank, headquartered in Fredericksburg, Virginia, was founded in 2008 and has three branches in Fredericksburg, Virginia. In Maryland, Virginia Partners Bank trades under the name Maryland Partners Bank (a division of Virginia Partners Bank), and operates a full service branch and commercial banking office in La Plata, Maryland and a Loan Production Office in Annapolis, Maryland. Virginia Partners Bank also owns a controlling stake in Johnson Mortgage Company, LLC, which is a residential mortgage company headquartered in Newport News, Virginia, with branch offices in Fredericksburg and Williamsburg, Virginia. For more information, visit www.bankofdelmarvahb.com and www.vapartnersbank.com.

For further information, please contact Lloyd B. Harrison, III, Chief Executive Officer, at 540-899-2234, John W. Breda, President and Chief Operating Officer, at 410-548-1100 x18112, J. Adam Sothen, Chief Financial Officer, at 540-322-5521, or Betsy Eicher, Chief Accounting Officer, at 410-548-1722 x18305.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include, without limitation, projections, predictions, expectations, or beliefs about future events or results that are not statements of historical fact. These forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by, and information currently available to, the Company’s management. These statements are inherently uncertain, and there can be no assurance that the underlying assumptions will prove to be accurate. Actual results could differ materially from those anticipated or implied by such statements. Forward-looking statements in this release may include, without limitation, the planned expansion into the Greater Washington market. These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. For additional information on risk factors that could affect the forward-looking statements contained herein, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, and other reports filed with the Securities and Exchange Commission.